EXHIBIT 24
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS that each undersigned Director of ANADARKO PETROLEUM CORPORATION (the “Company”), a Delaware corporation, does hereby constitute and appoint BENJAMIN M. FINK, CHRISTOPHER O. CHAMPION, and AMANDA M. MCMILLIAN, and each of them, with full power to act without the other, his or her true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which, with the advice of counsel, said attorney and agent may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the filing under said Act of the Form 10-K Annual Report for the Year Ended December 31, 2018, including specifically, but without limitation thereof, to sign his or her name as a Director of the Company to the Form 10‑K Annual Report for the Year Ended December 31, 2018 filed with the Securities and Exchange Commission, and to any instrument or document filed as a part of, or in connection with, said Form 10-K Annual Report for the Year Ended December 31, 2018, or amendment thereto; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.
IN WITNESS WHEREOF, the undersigned have subscribed these presents this 14th day of February, 2019.

/s/ R. A. WALKER	/s/ ANTHONY R. CHASE
R. A. Walker	Anthony R. Chase

/s/ DAVID E. CONSTABLE	/s/ H. PAULETT EBERHART
David E. Constable	H. Paulett Eberhart

/s/ CLAIRE S. FARLEY	/s/ PETER J. FLUOR
Claire S. Farley	Peter J. Fluor

/s/ JOSEPH W. GORDER	/s/ JOHN R. GORDON
Joseph W. Gorder	John R. Gordon

/s/ SEAN GOURLEY	/s/ MICHAEL K. GRIMM
Sean Gourley	Michael K. Grimm

/s/ MARK C. MCKINLEY	/s/ ERIC D. MULLINS
Mark C. McKinley	Eric D. Mullins

/s/ ALEXANDRA PRUNER
Alexandra Pruner